LEXXUS CAPITAL
1120 Avenue of the Americas, Suite 4046
New York, New York 10036 212-626-6749 (phone)
646-572-2368 (fax)

CONSULTING AGREEMENT

This agreement ("Agreementn) is entered into, this 11th day of August, 2008 between Titan Energy Worldwide, Inc. (the "Company") and Lexxus Capital ("Consultant").

WHEREAS, Consultant has experience in corporate acquisitions, corporate finance, financial public relations, and knowledge in the development of secondary trading markets and

WHEREAS, the Company desires to engage Consultant to assist in raising capital through the Public Markets, developing secondary trading markets for the Company's securities, and for advice on financial public relations and investment banking matters.

NOW THEREFORE, the Company and Consultant agree as follows:

l:..    CONSULTANT'S SERVICES

Consultant will provide the Company consulting service for one year in connection with the following matters:

•    Assist in compiling such financial information along with any other "due diligencen information that may be required to assist the Company in raising Equity Capital.
•    Assist in raising capital for the purpose of implementing the Company's transitional and organizational business plan.
•    Assist in communications and correspondence with brokers, Money Managers, and Investors as it relates to corporate developments.
•    Develop broker relations program in the New York City and Tri-State Area.
•    Develop additional broker relations program in the Midwest.
•    Provide sponsorship for the Company at Regional Investment Banker Syndicate seminars and other Broker Dealer sponsorship meetings, as it is mutually agreeable between the Company and the Consultant.
•    Consult with the Company about it's present and future securities structure.
•    Provide additional guidelines regarding stock distribution and shareholder relations program.
•    Assist in coordination of financial public relations, including the delivery ofone CFA report to the Company.
•    Assist in writing and I or editing all new announcements and vetting them to the shareholders, and appropriate wire services as well as the public at large.
•    Participate in and coordinate road trips for Company executives to provide introductions and information to brokers, investment bankers, financial analysts, and money managers about the Company.
•    Develop Broker Database followed by other "target" areas as considered beneficial by the Company.

2. COMPENSATION

In consideration of the Consultant's services, the Company shall compensate the Consultant as follows:

Corporate Finance

    •    A ten (10) per cent Consulting Fee for any Equity Financing brought to the Company through an Equity Fund, Institution or Accredited Investor introduced to Company directly by the Consultant.
    •    A five (5) per cent Consulting Fee for any Debt Financing brought to the Company through a Debt Fund, Merchant Bank, Institution or Accredited Investor introduced to Company directly by the Consultant.
    •    A three (3) per cent override for the introduction of Debt or Equity Financing through a Broker-Dealer or Investment Banker introduced to Company directly by the Consultant.

Investor Relations

    •    Reimbursement of expenses on a Pre-approved basis.
    •    $5,000.00 per month retainer, first two months in advance.
    •    Two Hundred Fifty Thousand Restricted Shares*.
    •    Five Hundred Thousand, Five Year Stock Purchase Warrants, as follows:

    a)    200,000 warrants exercisable at $1.50-Issue date, October 1,2008
    b)    100,000 warrants, exercisable at $2.00-Issue date, January 1,2009
    c)    100,000 warrants, exercisable at $2.50-Issue date, April!, 2009
    d)    100,000 warrants, exercisable at $3.00-Issue date, July 1, 2009

    Warrants will be subject to demand registration rights.

    *The Company will issue a legal opinion, after June 30, 2009, within 10 business days, that will permit the shares to trade in accordance with Rule 144.

3. ~INDEMNIFICATION

The Company's Agent agrees to indemnify and hold harmless Consultant and their agents and employees against any losses, claims, damage or liabilities, joint or several, to which Consultant or any other such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material, or arising out of or based upon the omission or alleged omission to state therein or necessary to make the statements therein not misleading and will reimburse Consultant or any such other person for any such legal or other expenses reasonably incurred by Consultant or any such person in connection with nvestigation or defending any such loss, claim, damage, liability or action, suit or proceeding provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omissions in reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in preparations thereof. This Indemnity agreement will be in addition to any liability which the Company may otherwise have.

Consultant will indemnify and hold harmless the Company, each of it's directors, each of it's officers, or persons, if any, who control the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, . damages, or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact that may arise out ofor are based upon the omission to state therein a material fact that may arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omissions in reliance upon and in conformity with written information furnished to the Company by the Consultant specifically for use in the preparation thereof and will reimburse any legal or other expenses reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This Indemnity Agreement will be in addition to any liability which the Consultant might have.

Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party of the commencement thereof: But the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In any case such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable cost of investigation.

4, TERMINATION

This Agreement may be terminated by mutual agreement of the parties at any time or by either party on thirty days written notice to the other party. The provisions on Indemnification shall survive any termination of the Agreement by either party.
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5. COMPLETE AGREEMENT; MODIFICATION

This Agreement together with it's Exhibits, constitutes the entire understanding of the parties with respect to the matters it purports to cover, and no promise, representation, or warranty other than those set out herein, shall be of any force or effect. No modification or amendment of this Agreement shall be of any force unless reduced to writing, signed by all of the record shareholders, and deposited with the Corporation.

6. DESCRIPTIVE HEADINGS

The Descriptive Headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each such . counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

8. GOVERNING LAW AND VENUE

The interpretation and construction of this Agreement shall be governed by the laws of the state of New York for the contracts made and to be performed in New York. All obligations under this Agreement to purchase or sell shares or to give notices for performance will be in New York, New York.

.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth herein.

Company:, Titan Energy Worldwide	Consultant: Lexxus Capital

By: /s/ John M. Tastad	By: /s/ G. Robinson

Date: 8/11/08_	Date: 8/11/08